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                         SECOND AMENDED AND RESTATED BY-LAWS

                                          OF

                           UNIVERSAL OUTDOOR HOLDINGS, INC.
                               (A Delaware Corporation)

                                      ARTICLE I.
                                       OFFICES

    The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                     ARTICLE II.
                                     STOCKHOLDERS

    Section 1. TIME AND PLACE OF MEETINGS. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as shall be designated by the Board of Directors. In the absence of a designation of a place for any such meeting by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

    Section 2. ANNUAL MEETINGS. An annual meeting of stockholders shall be held for the purpose of electing directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board of Directors.

    Section 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the Third Amended and Restated Certificate of Incorporation, as amended from time to time (the "CERTIFICATE OF INCORPORATION"), or by law, may be called by the Chairman of the Board or the President and shall be called by the Secretary at the direction of a majority of the Board of Directors.

    Section 4. NOTICE OF MEETINGS. Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

    Section 5. QUORUM; ADJOURNMENTS. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise

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required by these By-laws, the Certificate of Incorporation, or the Delaware
General Corporation Law as from time to time in effect (the "DELAWARE LAW"). If a quorum is not represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, except as hereinafter provided, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Withdrawal of stockholders from any meeting shall not cause the failure of a duly constituted quorum at such meeting.

    Section 6. VOTING. (a) At all meetings of the stockholders, each stockholder shall be entitled to vote, in person, or by proxy appointed in an instrument in writing subscribed by the stockholder or otherwise appointed in accordance with Section 212 of the Delaware Law, each share of voting stock owned by such stockholder of record on the record date for the meeting. Each stockholder shall be entitled to one vote for each share of voting stock held by such stockholder, unless otherwise provided in the Delaware Law or the Certificate of Incorporation.

    (b) When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy and voting shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Any stockholder who is in attendance at a meeting of stockholders either in person or by proxy, but who abstains from the vote on any matter, shall not be deemed present or represented at such meeting for purposes of the preceding sentence with respected to such vote, but shall be deemed present or represented at such meeting for all other purposes.

    Section 7. ORGANIZATION. At every meeting of the stockholders, the Chairman of the Board, if there be one, or in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following persons present in the order stated: the Vice Chairman, if one has been appointed, the President, the Vice Presidents in their order or rank, a chairman designated by the Board of Directors or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the Secretary, or, in his absence, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, a person appointed by the chairman, shall act as secretary of the meeting.

    Section 8. PRE-MEETING NOTIFICATION REQUIREMENT. At an annual meeting of stockholders, only such business or proposals ("business") shall be conducted as shall have been properly brought before an annual meeting. To be properly brought before an annual meeting, the business must be: (a) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction


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of the Board of Directors; (b) otherwise properly brought before an annual meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before an annual meeting by a stockholder of the Corporation.

    For business to be properly brought before an annual meeting by a stockholder of the Corporation, the stockholder must give timely written notice of the business to be brought before an annual meeting to the Secretary of the Corporation. To be timely, a stockholder's written notice (the "NOTICE") must be delivered or mailed to and actually received at the Corporation's principal headquarters at least forty-five (45) days prior to the date of the annual meeting; provided, however, that if less than sixty (60) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, the Notice shall be delivered to the Secretary of the Corporation not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's written notice to the Secretary of the Corporation of the business to be brought before the annual meeting shall set forth as to each matter: (1) a brief description of the business desired to be brought before the annual meeting; (2) the name and address of the stockholder proposing the business to be brought before the annual meeting; (3) the class and number of shares of the Corporation held by the stockholder proposing to bring business before the annual meeting; and (4) any material interest of the stockholder making the written submission in the business to be brought before the annual meeting.

    Notwithstanding anything in these By-laws in the contrary, no business shall be conducted at an annual meeting except in accordance with the provisions and procedures set forth in this section of the By-laws.

    The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that the business was not properly brought before the meeting and, in accordance with the provisions hereof, declare to the annual meeting that any such business not properly brought before the meeting shall not be transacted.


                                     ARTICLE III.
                                      DIRECTORS

    Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed and controlled by or under the direction of its Board of Directors, which may exercise all such powers of, and do all such acts and things as may be done by, the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

    Section 2. NUMBER, QUALIFICATION AND TENURE. The number of directors shall be determined from time to time by resolution of the Board of Directors adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in the previously authorized directorships at the time any such resolution is presented to the Board of Directors for


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adoption), subject to the provisions of the Certificate of Incorporation.  The directors shall be elected at the annual meeting of the stockholders, except as provided in the Certificate of Incorporation or SECTION 3 of this Article, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, termination, resignation or removal from office. Directors need not be stockholders.

    Section 3. VACANCIES AND NEWLY-CREATED DIRECTORSHIPS. Vacancies and newly-created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, termination, resignation, retirement, disqualification or removal from office. If there are no directors in office, then an election of directors may be held in the manner provided by law.

    Section 4. PLACE OF MEETINGS. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

    Section 5. MEETINGS. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board of Directors shall be held at such time and place as shall from time to time be determined by the Board. No notice of regular meetings need be given, other than by announcement at the immediately preceding regular meeting. Special meetings of the Board may be called by the President or by the Secretary on the written request of a majority of the Board of Directors. Notice of any special meeting of the Board shall be given at least two (2) days prior thereto, either in writing, or telephonically if confirmed promptly in writing, to each director at the address shown for such director on the records of the Corporation.

    Section 6. WAIVER OF NOTICE; BUSINESS AND PURPOSE. Notice of any meeting of the Board of Directors may be waived in a writing signed by the person or persons entitled to such notice either before or after the time of the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and at the beginning of the meeting records such objection with the person acting as secretary of the meeting and does not thereafter vote on any action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting, unless specifically required by the Delaware Law.

    Section 7. QUORUM AND MANNER OF ACTING. At all meetings of the Board of Directors a majority of the total number of directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise


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specifically provided by the Delaware Law or by the Certificate of
Incorporation. Withdrawal of directors from any meeting shall not cause the failure of a duly constituted quorum at such meeting.

    Section 8. ORGANIZATION. The Chairman of the Board, if elected, shall act as chairman at all meetings of the Board of Directors. If the Chairman of the Board is not elected or, if elected, is not present, a director chosen by a majority of the directors present, shall act as chairman at such meeting of the Board of Directors.

    Section 9. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more directors to constitute an Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may create one or more other committees and appoint one or more directors to serve on such committee or committees. Each director appointed to serve on any such committee shall serve, unless the resolution designating the respective committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board or until their respective successors are designated. The Board of Directors, by resolution adopted by a majority of the whole Board, may also designate additional directors as alternate members of any committee to serve as members of such committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of such committee. In the absence or disqualification of a member and all alternate members designated to serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place and stead of such absent or disqualified member.

    The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between the meetings of the Board of Directors, and any other committee may exercise the power and authority of the Board of Directors to the extent specified by the resolution establishing such committee, or the Certificate of Incorporation or these By-laws; PROVIDED, HOWEVER, that no committee may take any action that is expressly required by the Delaware Law or the Certificate of Incorporation or these By-laws to be taken by the Board of Directors and not by a committee thereof. Each committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of each committee shall be reported to the Board of Directors at the next meeting of the Board.

    Meetings of committees may be called at any time by the Chairman of the Board, if any, the President or the chairman of the respective committee. A majority of the members of the committee shall constitute a quorum for the transaction of business and, except as expressly limited by this section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of such committee. Except as expressly provided in this section or in the resolution designating the committee, a majority of the members of any such committee may select its chairman, fix its rules of procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.


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    Section 10.  ACTION WITHOUT MEETING.  Unless otherwise specifically prohibited by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or such committee, as the case may be, execute a consent thereto in writing setting forth the action so taken, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

    Section 11. ATTENDANCE BY TELEPHONE. Members of the Board of Directors, or any committee thereof, may participate in and act at any meeting of the Board of Directors, or such committee, as the case may be, through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

    Section 12. COMPENSATION. By resolution of the Board of Directors, irrespective of any personal interest of any of the members, the directors may be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum of attendance at meetings or a stated salary as directors. These payments shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

    Section 13.    NOMINATIONS.

    (a) Nominations for election of directors may be made at a meeting of stockholders only (i) by or at the direction of the Board of Directors of the Corporation or (ii) by any stockholder entitled to vote for the election of directors, provided that written notice (the "DIRECTORS NOTICE") of such stockholder's intent to nominate a director at the meeting is given by the stockholder and received by the Secretary of the Corporation in the manner and within the time specified in this subsection. The Directors Notice shall be delivered to the Secretary of the Corporation at least forty-five (45) days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than sixty (60) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, the Directors Notice shall be delivered to the Secretary of the Corporation not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no nominations by a stockholder or persons to be elected directors of the Corporation may be made at any such reconvened meeting other than pursuant to a notice that was timely for the meeting and date originally scheduled. In lieu of delivery to the Secretary of the Corporation, the Directors Notice may be mailed to the Secretary of the Corporation by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the Secretary of the Corporation.


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    (b)  The Directors Notice shall be in writing and shall contain or be accompanied by:

         (1)  the name and residence of such stockholder;

         (2) a representation that the stockholder is a holder of record of the Corporation's voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Directors Notice;

         (3) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A of the rules and regulations established by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (or pursuant to any successor act or regulation), had proxies been solicited with respect to such nominee by the management or Board of Directors of the Corporation;

         (4) a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which such nomination or nominations are to be made by the stockholder; and

         (5) the written consent of each nominee to serve as a director of the Corporation if so elected.

    (c) The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination shall be disregarded. Any decision by the chairman of the meeting shall be conclusive and binding upon all stockholders of the Corporation for any purpose.

    (d) The above procedures shall not apply to nominations with respect to which proxies shall have been solicited pursuant to a proxy statement filed pursuant to Regulation 14A of the rules and regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended or pursuant to any successor act or regulation.

                                     ARTICLE IV.
                                       OFFICERS

    Section 1. ENUMERATION. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, one or more Vice Presidents, a Secretary, and a Chief Financial Officer. The Board of Directors may also elect a Chairman of the Board (who shall be considered an officer of the Corporation), Chief Executive Officer, one or more Assistant Secretaries and Assistant Treasurers, and such other officers and agents as it may deem appropriate. Any number of offices may be held by the same person.


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    Section 2.     TERM OF OFFICE.  The officers of the Corporation shall be
elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified, or until their earlier death, termination, resignation or removal from office. Any officer or agent of the Corporation may be removed at any time by the Board of Directors, with or without cause. Any vacancy in any office because of death, resignation, termination, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

    Section 3. CHAIRMAN OF THE BOARD. The Chairman of the Board, when and if elected, shall preside at meetings of the Board of Directors and of stockholders and shall have such other functions, authority and duties as customarily appertain to the office of the Chairman of a business corporation or as may be prescribed by the Board of Directors. The Chairman of the Board shall have the authority to execute and deliver on behalf of the Company all instruments, documents, certificates or contracts to the same extent as the Chief Executive Officer, or if one is not elected, the President. The Chairman of the Board, if any, shall be a member of the Board of Directors of the Corporation.

    Section 4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, when and if elected, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall have such other functions, authority and duties as customarily appertain to the office of Chief Executive Officer of a business corporation or as may be prescribed by the Board of Directors.

    Section 5. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have general supervision, direction and control over the treasury and the finances of the Company, including but not limited to the authority over finance, treasury and accounting personnel and functions of the Company, to act as agent for the Company in respect of its dealings with creditors and stockholders on financial matters, and the authority to negotiate all financial matters of the Company on its behalf, subject to the control of the Board of Directors. The Chief Financial Officer shall have such other functions, authority and duties as customarily appertain to the office of the Chief Financial Officer of a business corporation or as may be prescribed by the Board of Directors.

    Section 6. PRESIDENT. During any period when there shall be an office of Chairman of the Board, the President shall be the chief operating officer of the Corporation and shall have such functions, authority and duties as may be prescribed by the Board of Directors.

    Section 7. VICE PRESIDENT. Each Vice President, if any, shall perform such duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, or the President.

    Section 8. SECRETARY. The Secretary shall: (a) keep a record of all proceedings of the stockholders, the Board of Directors and any committees thereof in one of more books provided for that purpose; (b) give, or cause to be given, all notices that are required by law or these By-laws to be given by the Secretary; (c) be custodian of the corporate records and, if the Corporation has a corporate seal, of the seal of the Corporation; (d) have authority to affix the seal of the Corporation


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to all instruments the execution of which requires such seal and to attest such affixing of the seal; (e) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (f) sign, with the Chairman, President or any Vice President, or any other officer thereunto authorized by the Board of Directors, any certificates for shares of the Corporation, or any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed by the signature of more than one officer; (g) have general charge of the stock transfer books of the Corporation; (h) have authority to certify as true and correct, copies of the By-laws, or resolutions of the stockholders, the Board of Directors and committees thereof, and of other documents of the Corporation; and (i) in general, perform the duties incident to the office of secretary and such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or the President. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal.

    Section 9. OTHER OFFICERS AND AGENTS. Any officer or agent who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these By-laws shall perform such duties and have such powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President.


                                      ARTICLE V.
                       CERTIFICATES OF STOCK AND THEIR TRANSFER

    Section 1. FORM. The shares of the Corporation shall be represented by certificates. Each certificate for shares shall be consecutively numbered or otherwise identified. Certificates of stock in the Corporation shall be signed by or in the name of the Corporation by the Chairman of the Board or the President and by the Secretary of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of one or more officer of the Corporation may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

    Section 2. TRANSFER. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction in its stock transfer books.

    Section 3. REPLACEMENT. In case of the loss, destruction, mutilation or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the Corporation may be issued upon the surrender of the


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mutilated certificate or, in the case of loss, destruction or theft of a certificate, upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to the certificate alleged to have been lost, destroyed or stolen.

                                     ARTICLE VI.
             INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

    Section 1. THIRD PARTY ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against expenses (including attorneys' fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; PROVIDED, HOWEVER, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Section 2. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action of suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty) to the Corporation unless and only to the extent that the court in which such action or suit was


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brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. Notwithstanding the foregoing, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors.

    Section 3. INDEMNITY IF SUCCESSFUL. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in SECTION 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    Section 4. STANDARD OF CONDUCT. Any indemnification under SECTION 1 and 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in
SECTION 1 or 2, as applicable, of this Article. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

    Section 5. EXPENSES. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon the receipt of the aforesaid undertaking and such terms and conditions, if any, as the Board of Directors deems appropriate.

    Section 6. NONEXCLUSIVITY. The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may now or hereafter be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    Section 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the


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

Corporation would have the power to indemnify him against such liability under the provisions of the Delaware Law.

    Section 8. DEFINITIONS. For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify any or all of its directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation in any other capacity, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have had with respect to such constituent corporation if its separate existence had continued.

    For purposes of this Article, references to "other capacities" shall include serving as a trustee or agent for any employee benefit plan; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

    Section 9. SEVERABILITY. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

    Section 10. AMENDMENT. The right to indemnification conferred by this Article shall be deemed to be a contract between the Corporation and each person referred to therein until amended or repealed, but no amendment to or repeal of these provisions shall apply to or have any effect on the right to indemnification of any person with respect to any liability or alleged liability of such person for or with respect to any act or omission of such person occurring prior to such amendment or repeal.


                                     ARTICLE VII.
                                  GENERAL PROVISIONS

    Section 1. FISCAL YEAR. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.


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

    Section 2. CORPORATION SEAL. The corporate seal, if any, of the Corporation shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

    Section 3. NOTICES AND MAILING. Except as otherwise provided in the Act, the Articles of Incorporation or these By-laws, all notices required to be given by any provision of these By-laws shall be deemed to have been given (i) when received, if given in person, (ii) on the date of acknowledgment of receipt, if sent by telex, facsimile or other wire transmission, (iii) one day after delivery, properly addressed, to a reputable courier for same day or overnight delivery or (iv) three (3) days after being deposited, properly addressed, in the U.S. Mail, certified or registered mail, postage prepaid.

    Section 4. WAIVER OF NOTICE. Wherever any notice is required to be given under the Delaware Law or the provisions of the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

    Section 5. INTERPRETATION. In these By-laws, unless a clear contrary intention appears, the singular number includes the plural number and VICE VERSA, and reference to either gender includes the other gender.


                                    ARTICLE VIII.
                                      AMENDMENTS

    These By-laws may be altered, amended or repealed or new By-laws may be adopted by (i) the holders of at least 66-2/3% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for the purposed of this Article VIII as one class, or
(ii) the Board of Directors, at any regular meeting of the stockholders or the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-laws be contained in the notice of such special meeting.


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